Exhibit 10.1

AMENDMENT NO. 1 TO LICENSE AND SUPPLY AGREEMENT

This Amendment (the “Amendment”) is entered into as of February 1, 2004 by and between Panion & BF Biotech Inc., with its principal place of business at 7f No. 325 Sec. 4 Chung Hsiao E. Rd. Taipei, Taiwan R.O.C. (“Panion”) and Senetek PLC, a company formed and existing under the laws of the United Kingdom, with its principal place of business at 620 Airpark Road, Napa, California 94558 (“Senetek”) with reference to the License and supply Agreement between Panion and Senetek entered into as of January 1, 2003 (the “Agreement”), and capitalized terms used herein and not otherwise defined are used with the meanings ascribed to them in the Agreement.

Recitals

Whereas, the parties desire to amend the Agreement so as to broaden Panion’s rights thereunder to include certain addition market channels and certain additional countries.

Now, therefore, in consideration of the mutual promises, covenants and conditions set forth in this Amendment, Panion and Senetek agree as follows:

1. Authorized Channel. The definition of “Authorized Channel” shall be amended by adding at the end thereof the following:

“, the prestige market channel of sales to department stores, cosmetics stores and specialty stores that sell to consumers at retail prices significantly higher than in the “mass market”, the aesthetician market channel of sales to skincare salons and resort, day and other beauty and health spas for use by aestheticians and resale to clients, and the direct television channel of sales to television media that resell to viewers and sales to viewers who purchase through the media of infomercials and home shopping channels.”

2. Territory. The definition of “Territory” shall be amended by deleting the second sentence thereof and substituting therefor the following:

“In addition, ‘Territory’ means the following countries of the world: The People’s Republic of China; The Philippines, Thailand, Malaysia, Singapore and each other present or future member country of ASEAN; and, except for the prestige market channel, the Republic of Korea, subject, in the case of each such country, to Senetek’s prior written approval of Panion’s proposed launch date and its marketing plans, including trade pricing, for each segment of the Authorized Channel in such country, which must be received by Senetek within ninety (90) days after notice from Senetek for Panion to propose a launch date and marketing plan therein. If agreement on a launch date and marketing plans is not so reached, or if Panion fails to commercially launch agreed Products in such segment and country by the agreed launch date or ceases to maintain a commercial market for Products in such segment and country, the same shall be deleted from the definition of ‘Territory’.”

3. Purchase Orders; Forecasts. Section 4.a. of the Agreement is hereby amended by adding at the end thereof the following:

“Panion shall place Purchase Orders with Senetek at least quarterly, and commencing with the second calendar quarter of 2004 each such Purchase Order shall be placed at the beginning of each calendar quarter. Each such Purchase Order shall set forth Panion’s requirements for kinetin compound and for any Senetek Products for such calendar quarter. Each such Purchase Order shall be accompanied by a rolling forecast of Panion’s requirements for kinetin compound and Senetek Product for each of the three calendar quarters following the quarter for which the Purchase Order is placed, which shall not under-forecast the first forecasted quarter by more than 10%.”

4. Except as specifically set forth herein the Agreement shall not be deemed modified or affected hereby in any respect and the Agreement as so amended shall remain in full force upon all of its terms and conditions.

IN WITNESS WHEREOF, the parties hereto have read and executed this Amendment as of the day and year first above written.

SENETEK PLC		PANION & BF BIOTECH INC.

By:	/s/ WADE NICHOLS	By:	/s/ MICHAEL C.M. CHIANG
	Wade Nichols		Michael C. M. Chiang
	Executive Vice President		Executive President
Panion & BF Biotech Inc.